UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
 (Amendment No. 1)
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CURRENT REPORT

Pursuant to Section13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2013

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THESTREET, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 Wall Street, 15th Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 321-5000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 29, 2013, TheStreet, Inc. (the “Company”) filed a Current Report on Form 8-K to announce the dismissal of KPMG LLP (“KPMG”) as the Company's independent registered public accounting firm effective upon the completion of the review  of TheStreet Inc.’s condensed consolidated financial statements as of and for the three months ended March 31, 2013. This amendment on Form 8-K/A is being filed to include disclosure regarding the subsequent interim period through May 10, 2013, the date the Form 10-Q for the quarter ended March 31, 2013 was filed with the Securities and Exchange Commission.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the Company on April 29, 2013, to confirm that KPMG completed its review of the Company’s financial statements for the three months ended March 31, 2013 and completed its engagement.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through May 10, 2013, there were (a) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (b) no reportable events.

The Company provided KPMG with a copy of the disclosures it is making in this Form 8-K/A and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission as to whether or not it agrees with the Company’s statements in this Item 4.01.  A copy of the letter from KPMG dated May 14, 2013 is filed as Exhibit 16.2 to this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16.2	Letter of KPMG LLP dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: May 14, 2013
	By:	/s/ John C. Ferrara
John C. Ferrara
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description
16.2	Letter from KPMG.